Exhibit 99.1

AMRI Announces First Quarter 2016 Results

Albany, NY (May 10, 2016) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the first quarter ended March 31, 2016 and provided an update to its outlook for 2016.

Highlights:

•	First quarter contract revenue of $102.8 million, up 37% from 2015
•	First quarter royalties of $2.7 million, down 59% from 2015 due to expiration of Allegra royalties in Q2-2015
•	First quarter adjusted contract margins 27%
•	First quarter adjusted diluted EPS of $0.07, reflecting a $0.07 decrease in EPS from royalties in the current quarter
•	First quarter adjusted EBITDA of $13.1 million
•	Confirms standalone full year 2016 financial guidance

“Adjusted contract margins”, “Adjusted diluted EPS”, and “Adjusted EBITDA” are Non-GAAP measurements. See discussion under the heading “Non-GAAP Adjustment Items” in this release.

“Our first quarter results fell short of expectations largely due to timing of API revenue, combined with increased R&D investment and higher SG&A,” said William S. Marth, AMRI’s president and chief executive officer. “While our API results were lower than we would have liked, we believe the results are transitory and revenue will build through the year based on contractual obligations we have in hand. Additionally, strong performances in our Drug Product and DDS businesses give us confidence in our outlook for the full year 2016.

We have also continued our investment in generics, with multiple co-development programs underway, as exhibited by the increase in annual R&D investment, in line with our guidance. While we are sharing the costs of some of these development programs now, longer term, we will capture revenue through commercial supply and royalty revenue that is expected to more than offset the investment we are making today.”

We are excited about the Euticals acquisition and the benefits of adding such a highly regarded company to our team. As we have said before, our strategy is to build off our existing platforms of API, Discovery/Development and Drug Product by expanding our capabilities, both organically and inorganically in areas with high barriers to entry, creating greater sustainable value. The addition of Euticals fits that strategy well and offers compelling strategic benefits that we believe will generate meaningful value for our customers and shareholders longer term.”

First Quarter 2016 Results

Total revenue for the first quarter of 2016 was $105.6 million, an increase of 29%, compared to total revenue of $81.8 million reported in the first quarter of 2015.

Total contract revenue for the first quarter of 2016 was $102.8 million, an increase of 37%, compared to total contract revenue of $75.1 million reported in the first quarter of 2015. Adjusted contract margins were 27% for the first quarter of 2016, compared with 23% for the first quarter of 2015, driven largely by the addition of Gadea Pharmaceuticals. Adjusted contract margins exclude purchase accounting depreciation and amortization, purchase accounting inventory adjustments, and share-based compensation expense that are included under U.S. GAAP. For a reconciliation of U.S. GAAP contract margins as reported to adjusted contract margins for the 2016 and 2015 reporting periods, please see Table 1 at the end of press release.

Royalty revenue in the first quarter of 2016 was $2.7 million, a decrease of 59% from $6.7 million in the first quarter of 2015 due primarily to lower royalties on Allegra (fexofenadine) products which ended in the second quarter 2015, based on the expiration of the underlying patents. Royalty revenue for the first quarter of 2016 includes $2.2 million from the net sales of certain amphetamine salts sold by Actavis and royalties from an API sourced from our business in Spain.

Net loss under U.S. GAAP was $(10.1) million, or $(0.29) per basic and diluted share, in the first quarter of 2016, compared to U.S. GAAP net loss of $(2.2) million, or $(0.07) per basic and diluted share for the first quarter of 2015. Net income on an adjusted non-GAAP basis in the first quarter was $2.4 million or $0.07 per diluted share, compared to adjusted net income of $6.4 million or $0.19 per diluted share for 2015.

Adjusted EBITDA in the first quarter of 2015 was $13.1 million, a decrease of $2.5 million or 16% compared to the first quarter 2015. For a reconciliation of U.S. GAAP net income (loss), EBITDA and earnings (loss) per diluted share to adjusted net income, EBITDA and earnings per diluted share for the 2016 and 2015 reporting periods, please see Tables 2 and 3 at the end of this press release.

Segment Results

Active Pharmaceutical Ingredients (API)

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2016	2015

API Royalty Revenue	$2,741	$2,868
API Contract Revenue	54,702	37,848
API Total Revenue	57,443	40,716

Cost of Contract Revenue	40,921	28,583

Contract Gross Profit, excluding royalties	13,781	9,265
Contract Gross Profit, including royalties	16,522	12,133

Contract Gross Margin, excluding royalties	25.2%	24.5%
Contract Gross Margin, including royalties	28.8%	29.8%

Adjusted Contract Gross Profit, excluding royalties (1)	17,244	9,442
Adjusted Contract Gross Margin, excluding royalties (1)	31.5%	24.9%

Adjusted Contract Gross Profit, including royalties (1)	19,985	12,310
Adjusted Contract Gross Margin, including royalties (1)	34.8%	30.2%

(1)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross profit and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

API contract revenue for the first quarter of 2016 increased 45% compared to the same period of 2015, primarily due to $20 million of incremental revenue from the acquisition of Gadea Pharmaceuticals in July 2015, offset by lower revenue associated with the Holywell, UK site closure. API adjusted contract margin for the first quarter of 2016 increased 7 percentage points from the first quarter of 2015, driven by the margins realized on Gadea’s revenues. API adjusted profit margin including royalties was 35% for the first quarter of 2016, compared to 30% for the same period in 2015.

Drug Discovery Services (DDS)

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2016	2015

DDS Contract Revenue (1)	$23,203	$17,873
Cost of Contract Revenue (1)	17,170	13,705
Contract Gross Profit	6,033	4,168
Contract Gross Margin	26.0%	23.3%

Adjusted Contract Gross Profit (2)	6,548	4,324
Adjusted Contract Gross Margin (2)	28.2%	24.2%

(1)	A portion of the 2015 amounts were reclassified from DDS to DPM to better align business activities wihtin our reporting segments.
(2)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross profit and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

Discovery and Development Services (DDS) contract revenue for the first quarter of 2016 increased 30% compared to the first quarter of 2015, primarily due to the additions of Whitehouse Laboratories and SSCI, along with organic growth. DDS adjusted gross margins increased to 28% in the first quarter of 2016, from 24% in the first quarter of 2015, driven by margins realized on Whitehouse Labs and SSCI revenue, and higher capacity utilization resulting from previous cost reduction initiatives.

Drug Product Manufacturing (DPM)

	Three Months Ended
	March 31,
(Unaudited; $ in thousands)	2016	2015

DPM Contract Revenue (1)	$24,933	$19,410
Cost of Contract Revenue (1)	21,272	15,851
Contract Gross Profit	3,661	3,559
Contract Gross Margin	14.7%	18.3%

Adjusted Contract Gross Profit (2)	3,972	3,730
Adjusted Contract Gross Margin (2)	15.9%	19.2%

(1)	A portion of the 2015 amounts were reclassified from DDS to DPM to better align business activities wihtin our reporting segments.
(2)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross loss and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

Drug Product Manufacturing contract revenue for the first quarter of 2016 increased 28% compared to the first quarter 2015, reflecting higher commercial manufacturing revenue. Drug Product adjusted contract margins for the first quarter of 2016 decreased 3 percentage points, reflecting higher costs associated with commercial launch preparations at our Burlington facility and planned site maintenance activities at our Albuquerque facility.

Liquidity and Capital Resources

At March 31, 2016, AMRI had cash, cash equivalents and restricted cash of $47.2 million, compared to $52.3 million at December 31, 2015. The decrease in cash and cash equivalents for the quarter ended March 31, 2016 was primarily due to the use of $11.6 million in capital expenditures and $5.8 million of debt paydown, offset by cash generated by operating activities of $11.7 million. At March 31, 2016, total common shares outstanding, net of treasury shares, were 35,708,100.

Financial Outlook

AMRI’s guidance takes into account a number of factors, including expected financial results for 2016, anticipated tax rates and shares outstanding. AMRI’s guidance also excludes any potential impact from the acquisition of Prime European Therapeuticals S.p.A., (“Euticals”), which is expected to close in the third quarter 2016.

AMRI’s estimates for full year 2016 are consistent with estimates previously provided on February 17, 2016:

•	Full Year 2016 revenue of $465 to $490 million, an increase of 19% at the midpoint, including
o	DDS revenue growth of over 20% to approximately $104 million
o	API revenue growth of 27% to approximately $260 million
o	Drug Product revenue growth of 8% to approximately $105 million
•	Adjusted contract margin of approximately 30%
•	Adjusted selling, general and administrative expenses of approximately 15% of revenue
•	R&D of between $9 and $10 million
•	Adjusted EBITDA between $91 and $97 million, an increase of 25% at the midpoint
•	Adjusted diluted EPS is expected to be between $1.00 and $1.10, based on an average fully diluted share count of approximately 37 million shares
•	Effective tax rate of between 29% and 30%
•	Capital expenditures of approximately $45 million

First Quarter Results Conference Call

AMRI will host a conference call and webcast today at 8:30 a.m. ET to discuss first quarter 2016 results. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 89843328. The webcast and supplementing slides can be accessed on the company’s website at www.amriglobal.com.

A replay of the conference call can be accessed for 24 hours at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 89843328. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API), and Drug Product Manufacturing (DPM). Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API supports the chemical development and cGMP manufacture of complex API, including potent and cytotoxic compounds, controlled substances, steroids, hormones, and sterile API. DPM supports development through commercial scale production of complex liquid-filled and lyophilized parenterals, sterile suspensions and ophthalmic formulations.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the acquisition of Euticals, the expected timing for the closing of the transaction, the sufficiency of the financing required to close the transaction and other matters related to Euticals’ business prospects and operations. Forward looking statements also include the company’s estimates of revenue, contract revenue, adjusted EBITDA, adjusted diluted earnings per share, and all information and other statements regarding the estimates of results and financial outlook for 2016, statements made by the company’s Chief Executive Officer, and statements under the caption “Financial Outlook”, statements regarding the strength of the company’s business and prospects, statements regarding the impact of recent acquisition activity, and statements concerning the company’s momentum and long-term growth, including expected results for 2016. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to the ability of AMRI to successfully finance and close the pending Euticals acquisition and further to integrate the business into AMRI and achieve the expected financial results, ongoing headwinds in the U.S. economy which could lead to overall softness in the markets we serve, difficulty in raising new capital to support our business and a slowdown in our ability to grow inorganically; trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; the success of the sales of the products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business needs; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions, including the Aptuit West Lafayette (SSCI) and Glasgow operations, Gadea Groupo and Whitehouse Laboratories, and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 30, 2016, and the company’s other SEC filings. Revenue, contract revenue, adjusted diluted EPS, adjusted contract margin, adjusted EBITDA and other financial guidance offered by senior management today with respect to 2016 represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of contract gross profit, contract gross margin, income from operations, and net income and income per diluted share as adjusted to exclude certain impairment charges, restructuring charges, executive transition costs, non-cash debt interest and amortization charges, business acquisition costs, share-based compensation expense, non-recurring professional fees, ERP implementation costs, purchase accounting depreciation, amortization, and inventory adjustments in the 2016 and 2015 periods. We have also presented non-GAAP measures of adjusted EBITDA, which in addition to the items excluded above, further excluded the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. Exclusion of these non-recurring items allows comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for income (loss) from operations, net income (loss) or income (loss) per diluted share, prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1-3.

Contacts:

Investors

Patty Eisenhaur

AMRI Investor Relations

patty.eisenhaur@amriglobal.com

518-512-2261

Media

Carolyn Hawley

Canale Communications

Carolyn@canalecomm.com

619-849-5382

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data

(unaudited)

(Dollars in thousands)	March 31,	December 31,
	2016	2015

Cash and cash equivalents	$44,193	$49,343
Restricted cash	3,000	2,966
Accounts receivable, net	96,112	110,427
Royalty income receivable	5,539	6,184
Inventory	94,080	89,231
Total current assets	274,011	280,245
Property and equipment, net	216,902	209,508
Total assets	834,213	865,567

Total current liabilities	101,598	99,096
Long-term debt, excluding current installments, net of unamortized discount	373,725	373,692
Total liabilities	547,295	578,344
Total stockholders’ equity	286,918	287,223
Total liabilities and stockholders’ equity	834,213	865,567

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Dollars in thousands, except for per share data)	March 31, 2016	March 31, 2015

Contract revenue	$102,838	$75,131
Recurring royalties	2,741	6,685
Total revenue	105,579	81,816

Cost of contract revenue	79,363	58,139
Technology incentive award	-	382
Research and development	3,168	490
Selling, general and administrative	24,600	17,474
Restructuring and other charges	2,600	1,487
Impairment charges	-	2,615
Total operating expenses	109,731	80,587

(Loss) income from operations	(4,152)	1,229

Interest expense, net	(7,136)	(3,036)
Other (expense) income, net	(997)	469

Loss before income taxes	(12,285)	(1,338)

Income tax (benefit) expense	(2,218)	885

Net loss	$(10,067)	$(2,223)

Basic loss per share	$(0.29)	$(0.07)

Diluted loss per share	$(0.29)	$(0.07)

Table 1: Reconciliation of three months ended March 31, 2016 and 2015 reported contract gross profit (loss) and contract gross margin to adjusted contract gross profit (loss) and adjusted contract gross margin

Non-GAAP Measures	Three Months Ended
(Dollars in thousands)	March 31,
	2016	2015

Consolidated Contract Revenue, as reported	$102,838	$75,131
Consolidated Cost of Contract Revenue, as reported	79,363	58,139
Consolidated Contract Gross Profit, as reported	23,475	16,992

add: Share-based compensation expense	279	222
add: Purchase accounting inventory adjustments	3,310	-
add: Purchase accounting depreciation and amortization	700	282
Consolidated Contract Gross Profit, as adjusted	$27,764	$17,496
Consolidated Contract Gross Margin, as reported	22.8%	22.6%
Consolidated Contract Gross Margin, as adjusted	27.0%	23.3%

DDS Segment Contract Revenue, as reported	$23,203	$17,873
DDS Segment Cost of Contract Revenue, as reported	17,170	13,705
DDS Segment Contract Gross Profit, as reported	6,033	4,168

add: Share-based compensation expense	236	156
add: Purchase accounting depreciation and amortization	279	-
DDS Segment Contract Gross Profit, as adjusted	$6,548	$4,324
DDS Segment Contract Gross Margin, as reported	26.0%	23.3%
DDS Segment Contract Gross Margin, as adjusted	28.2%	24.2%

API Segment Contract Revenue, as reported	$54,702	$37,848
API Segment Cost of Contract Revenue, as reported	40,921	28,583
API Segment Contract Gross Profit, as reported	13,781	9,265

add: Share-based compensation expense	18	42
add: Purchase accounting inventory adjustments	3,310	-
add: Purchase accounting depreciation and amortization	135	135
API Segment Contract Gross Profit, as adjusted	$17,244	$9,442
API Segment Contract Gross Margin, as reported	25.2%	24.5%
API Segment Contract Gross Margin, as adjusted	31.5%	24.9%

Drug Product Segment Contract Revenue, as reported	$24,933	$19,410
Drug Product Segment Cost of Contract Revenue, as reported	21,272	15,851
Drug Product Segment Contract Gross Profit, as reported	3,661	3,559

add: Share-based compensation expense	25	24
add: Purchase accounting depreciation and amortization	286	147
Drug Product Segment Contract Gross Profit, as adjusted	$3,972	$3,730
Drug Product Segment Contract Margin, as reported	14.7%	18.3%
Drug Product Segment Contract Margin, as adjusted	15.9%	19.2%

Table 2: Reconciliation of the three months ended March 31, 2016 and 2015 reported income from operations, net income and earnings per diluted share to adjusted income from operations, adjusted net income and adjusted diluted earnings per share:

	Three Months Ended
	March 31,
	2016	2015
(Loss) income from operations, as reported	$(4,152)	$1,229
Impairment charges	-	2,615
Restructuring and other related charges	2,600	1,487
Executive transition costs	-	791
Business acquisition costs	2,174	1,090
Purchase accounting inventory adjustments	3,310	-
Purchase accounting depreciation and amortization	2,268	1,003
ERP Implementation costs	623	204
Non-recurring professional fees	-	617
Share-based compensation expense	2,140	1,555
Income from operations, as adjusted	$8,963	$10,591

Net loss, as reported	$(10,067)	$(2,223)
Impairment charges	-	2,615
Restructuring and other charges	2,600	1,487
Executive transition costs	-	791
Business acquisition costs	2,174	1,090
Purchase accounting inventory adjustments	3,310	-
Purchase accounting depreciation and amortization	2,268	1,003
ERP Implementation costs	623	204
Non-recurring professional fees	-	617
Non-cash debt interest and amortization charges	2,772	1,754
Share-based compensation expense	2,140	1,555
Tax effect for above items	(3,447)	(2,536)
Net income, as adjusted	$2,373	$6,357

Loss per share, as reported	$(0.29)	$(0.07)
Impairment charges	-	0.08
Restructuring and other charges	0.06	0.05
Executive transition costs	-	0.02
Business acquisition costs	0.05	0.02
Purchase accounting inventory adjustments	0.07	-
Purchase accounting depreciation and amortization	0.05	0.02
ERP Implementation costs	0.02	-
Non-recurring professional fees	-	0.01
Non-cash debt interest and amortization charges	0.06	0.03
Share-based compensation expense	0.05	0.03
Earnings per diluted share, as adjusted	$0.07	$0.19

Table 3: Reconciliation of the three months ended March 31, 2016 and 2015 reported net loss from operations to adjusted EBITDA:

	Three Months Ended
	March 31,
	2016	2015
Net loss, as reported	$(10,067)	$(2,223)
Income tax (benefit) expense	(2,218)	885
Interest expense, net	7,136	3,036
Depreciation and amortization	8,524	5,486
EBITDA	3,375	7,184
Impairment charges	-	2,615
Restructuring and other charges	1,458	1,487
Executive transition costs	-	791
Business acquisition costs	2,174	1,090
Purchase accounting inventory adjustments	3,310	-
ERP Implementation costs	623	204
Non-recurring professional fees	-	617
Share-based compensation expense	2,140	1,555
Adjusted EBITDA	$13,080	$15,543